                                                                   EXHIBIT 4.6

                            REGULATION S GLOBAL NOTE

No. C-1                                                        $5,250,000.00
                                                               CUSIP U74-914-AA7


                            RAC FINANCIAL GROUP, INC.

                  7.25% Convertible Subordinated Notes Due 2003

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS REGULATION S GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS REGULATION S GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY" or "DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH RAC FINANCIAL GROUP, INC. (THE "COMPANY") OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES

     ACT) OF THE COMPANY WAS THE OWNER OF THE NOTE (THE "RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT
     (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO BANK ONE, COLUMBUS, N.A., AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY BEFORE THE RESTRICTION TERMINATION DATE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO BANK ONE, COLUMBUS, N.A., AS TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C), (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO BANK ONE, COLUMBUS, N.A., AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          RAC FINANCIAL GROUP, INC., a corporation duly organized and validly existing under the laws of the State of Nevada (the "Company"), which term includes any Successor Company under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Five Million Two Hundred Fifty Thousand Dollars (subject to adjustment as set forth in the next paragraph hereof) on August 15, 2003, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Regulation S

Global Note, at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on February 15 and August 15 of each year, commencing February 15, 1997, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Regulation S Global Note, from the February 1 or August 1, as the case may be, next preceding the date of this Regulation S Global Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Regulation S Global Note, or unless no interest has been paid or duly provided for on the Notes, in which case from August 20, 1996, until payment of said principal sum has been made or duly provided for; provided that if the Company shall default in the payment of interest due on such February 15 or August 15, then this Regulation S Global Note shall bear interest from the next preceding February 15 or August 15, to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from August 20, 1996. The interest so payable on any February 15 or August 15 will be paid to the person in whose name this Regulation S Global Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the February 1 or August 1 (whether or not a Business Day) next preceding such February 15 or August 15, respectively; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest shall be paid by check mailed to the registered holder at the registered address of such person unless other arrangements are made in accordance with the provisions of the Indenture.

          The aggregate principal amount of this Regulation S Global Note represented hereby may from time to time be reduced or increased to reflect exchanges of a part of this Regulation S Global Note for interests in the Restricted Global Note or definitive Notes or exchanges of interests in the Restricted Global Note or definitive Notes for a part of this Regulation S Global Note or conversions or redemptions of a part of this Regulation S Global Note or cancellations of a part of this Regulation S Global Note or transfers of interests in the Restricted Global Note or definitive Notes in return for a part of this Regulation S Global Note or transfers of a part of this Regulation S Global Note effected by delivery of interests in the Restricted Global Note or definitive Notes, in each case, and in any such case, by means of notations on the Schedule of Exchanges, Conversions, Redemptions, Cancellations and Transfers on the last page hereof. Notwithstanding any provision of this Regulation S Global Note to the contrary, (i) exchanges of a part of this Regulation S Global

Note for interests in the Restricted Global Note or definitive Notes, (ii) exchanges of interests in the Restricted Global Note or definitive Notes for a part of this Regulation S Global Note, (iii) conversions or redemptions of a part of this Regulation S Global Note, (iv) cancellations of a part of this Regulation S Global Note, (v) transfers of interests in the Restricted Global Note or definitive Notes in return for a part of this Regulation S Global Note and (vi) transfers of a part of this Regulation S Global Note effected by delivery of interests in the Restricted Global Note or definitive Notes may be effected without the surrendering of this Regulation S Global Note, provided that appropriate notations on the Schedule of Exchanges, Conversions, Redemptions, Cancellations and Transfers are made by the Trustee, or the Custodian at the direction of the Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate principal amount of this Regulation S Global Note resulting therefrom or as a consequence thereof.

          Reference is made to the further provisions of this Regulation S Global Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Regulation S Global Note the right to convert this Regulation S Global Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Regulation S Global Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State, without regard to conflicts of laws principles thereof.

          This Regulation S Global Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

          IN WITNESS WHEREOF, the Company has caused this Regulation S Global Note to be duly executed under its corporate seal.

                                       RAC FINANCIAL GROUP, INC.


                                       By: _____________________________________
                                       Name:
                                       Title:


Attest:


______________________________________
              Secretary


                          CERTIFICATE OF AUTHENTICATION

Dated:

          This is one of the Notes described in the within-named indenture.

                                       BANK ONE, COLUMBUS, N.A., as Trustee


                                       By:_____________________________________
                                          Authorized Signatory
                                          As Authenticating Agent
                                          (if different from Trustee)

                            RAC FINANCIAL GROUP, INC.

                  7.25% Convertible Subordinated Notes Due 2003


          This Regulation S Global Note is one of a duly authorized issue of Notes of the Company, designated as its 7.25% Convertible Subordinated Notes Due 2003 (herein called the "Notes"), limited to the aggregate principal amount of $115,000,000 all issued or to be issued under and pursuant to an Indenture dated as of August 20, 1996 (the "Indenture"), between the Company and Bank One, Texas, N.A., the trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Each Note is subject to, and qualified by, all such terms as set forth in the Indenture certain of which are summarized hereon and each holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The payment of principal of, premium, if any, and interest on the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture). Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding related to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of all Senior Indebtedness will first be entitled to receive payments in full of all amounts due or to become due thereon before the holders of the Notes will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Notes (except that holders of Notes may receive securities that are subordinated at least to the same extent as the Notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness).

          The Company also may not make any payment upon or in respect of the Notes (except in such subordinated securities) if (a) a default in the payment of the principal of, premium, if any, or interest on Senior Indebtedness occurs and is continuing beyond any applicable period of grace or (b) any other default occurs and is continuing with respect to Senior Indebtedness that permits holders of the Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the representative or representatives of holders of at least a majority in principal amount of Senior Indebtedness then outstanding. Payments on the Notes may and shall be resumed (i) in the case of a payment default, upon the date on which such default is cured or waived, or (ii) in the case of a non-payment default, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

          In the event that the Trustee (or paying agent if other than the Trustee) or any holder of the Notes receives any payment of principal or interest with respect to the Notes at a time when such payment is prohibited under the Indenture, such payment shall be held in trust for the benefit of, and shall be paid over and delivered to, the holders of Senior Indebtedness or their representative as their respective interests may appear. After all Senior Indebtedness is paid in full and until the Notes are paid in full, the holders of the Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of the Notes have been applied to the payment of Senior Indebtedness.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, alter the obligation of the Company to redeem the Notes at the option of the holders upon the occurrence of a Change of Control or impair or affect the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, modify the subordination provisions in a manner adverse to the holders of the Notes, or impair the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or any premium on or the principal of any of the Notes, a failure by the Company to convert any Notes into Common Stock of the Company or a default in respect of a covenant or provision of the Indenture that under Article X thereof cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by the holder of this Regulation S Global Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Regulation S Global Note and any Notes that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Regulation S Global Note or such other Notes.

          No reference herein to the Indenture and no provision of this Regulation S Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Regulation S Global Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

          The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

          The Notes are not redeemable at the option of the Company prior to August 17, 1999. At any time on or after that date, the Notes may be redeemed at the Company's option, upon notice as set forth in the Indenture, in whole at any time or in part from time to time, at the optional redemption prices set forth below, together with accrued interest to the date fixed for redemption.

          If redeemed during the period beginning:

                            DATE               PERCENTAGE
                            ----               ----------
                      August 17, 1999            103.63%
                      August 15, 2000            102.42%
                      August 15, 2001            101.21%

and 100% after August 14, 2002; provided that if the date fixed for redemption is on a date or after the record date and on or before the next following interest payment date, then the interest payable on such date shall be paid to the holder of record on the next preceding February 1 or August 1, respectively.

          If a Change of Control (as defined in the Indenture) shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the repurchase date pursuant to an offer to be made by the Company and in accordance with the procedures set forth in the Indenture.

          Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after 60 days following the latest date of original issuance of the Notes and prior to the close of business on August 15, 2003, or, as to all or any portion hereof called for redemption, prior to the close of business on the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal that is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Regulation S Global Note or portion thereof to be converted by the conversion price of $32.60 or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Regulation S Global Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office of the Trustee, and, unless the shares issuable on conversion are to be issued in the same name as this Regulation S Global Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided that if this Regulation S Global Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest and through the opening of business on the next succeeding interest payment date, this Regulation S Global Note (unless it or the portion being converted shall have been called for redemption) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. The interest payment with respect to a Note called for redemption on a date during the period from the close of business on or after any record date to the opening of business on the business day following the corresponding payment date will be payable on the corresponding interest payment date to the registered Holder at the close of business on that record date (notwithstanding the conversion of such Note before the corresponding interest payment date) and a Holder who elects to convert need not include funds equal to the interest paid. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share that would otherwise be issuable upon the surrender of any Note or Notes for conversion.

          Upon due presentment for registration of transfer of this Regulation S Global Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the holder of this Regulation S Global Note, at the Corporate Trust Office of the Trustee, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the conditions and limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Regulation S Global Note (whether or not this Regulation S Global Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Regulation S Global Note.

          No recourse for the payment of the principal of or any premium or interest on this Regulation S Global Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any Successor Company, either directly or through the Company or any Successor Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                                  ABBREVIATIONS


          The following abbreviations, when used in the inscription of the face of this Regulation S Global Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT -
TEN ENT - as tenants by the            ___________________ Custodian
          entireties                          (Cust)
JT TEN -  as joint tenants with        ___________________ under
          right of survivorship               (Minor)
          and not as tenants in
          common

                                       Uniform Gifts to
                                       Minors Act______________________________
                                                             (State)

                    Additional abbreviations may also be used
                          though not in the above list.

                                CONVERSION NOTICE


To: RAC Financial Group, Inc.

          The undersigned registered owner of this Regulation S Global Note hereby irrevocably exercises the option to convert this Regulation S Global Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Regulation S Global Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Regulation S Global Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Regulation S Global Note.

Dated:________________________________

______________________________________

______________________________________
Signature(s)

Signature(s) must be guaranteed by an
eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares of
Common Stock are to be issued, or
Notes to be delivered, other than to
and in the name of the registered
holder.

______________________________________
Signature Guarantee

Fill in for registration of shares if
to be issued, and Notes if to be
delivered, other than to and in the
name of the registered holder:

_______________________________________
(Name)

_______________________________________
(Street Address)

_______________________________________
(City, State and Zip Code)

Please print name and address


                                       Principal amount to be converted (if
                                       less than all) $_________________________


                                       _________________________________________

                            OPTION TO ELECT REPAYMENT
                            UPON A CHANGE OF CONTROL


To:  RAC Financial Group, Inc.

          The undersigned registered owner of this Regulation S Global Note hereby irrevocably acknowledges receipt of a notice from RAC Financial Group, Inc. (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Regulation S Global Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Regulation S Global Note, together with accrued interest to such date, to the registered holder hereof.

Dated:________________________________

                                       ________________________________________

                                       ________________________________________
                                       Signature(s)

                                       ________________________________________
                                       Social Security or Other Taxpayer
                                       Identification Number

                                       Principal amount to be repaid (if
                                       less than all): $_______________________

                                   ASSIGNMENT


          For value received __________________________________hereby sell(s), assign(s) and transfer(s) unto _____________________(please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

          In connection with any transfer of the within Note (or any issuance of shares of Common Stock upon conversion of the within Note) occurring prior to the third anniversary of the date of original issuance of such Note, the undersigned confirms that such Note (or shares of Common Stock, as the case may be) are being transferred:

     / /  To RAC Financial Group, Inc. or a subsidiary thereof; or

     / / Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

     / / To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

     / / Pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

     / / Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended.

          Unless one of the boxes above is checked, the Trustee will refuse to register any of the within Notes (or such shares of Common Stock, as the case may be) in the name of any person other than the registered holder thereof (or hereof); provided, however, that the Trustee may, in its sole discretion, register the transfer of such Notes (or such shares of Common Stock, as the case may be) if it has received such certifications, legal opinions and/or other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

          In addition, if the transferee is an institutional accredited investor or a purchaser who is not a U.S. person, the holder must furnish to the Trustee (i) in the case of an institutional accredited investor, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the security evidenced hereby in substantially the form of Exhibit D to the Indenture, and (ii) such other certifications, legal opinions or other information as it may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

Dated:________________________________

______________________________________

______________________________________
Signature(s)

Signature(s) must be guaranteed by an
eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15.

______________________________________
Signature Guarantee

     NOTICE: The signature on the conversion notice, the option to elect payment upon a Change of Control or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                   SCHEDULE A

                              SCHEDULE OF EXCHANGES

          The initial principal amount of this Regulation S Global Note is U.S.$5,250,000.00. The following additions to principal, redemptions, exchanges of a part of this Regulation S Global Note for an interest in the Restricted Global Note, definitive Note and conversions into Common Shares have been made:

                                      PRINCIPAL AMOUNT
                                         REDEEMED,
                                       EXCHANGED FOR
                    PRINCIPAL         INTEREST IN THE
  DATE OF          AMOUNT ADDED          RESTRICTED            REMAINING
ADDITION TO       ON EXCHANGE OF         GLOBAL NOTE           PRINCIPAL
 PRINCIPAL,        INTEREST IN          OR DEFINITIVE            AMOUNT            NOTATION
REDEMPTION,       THE RESTRICTED          NOTES OR           OUTSTANDING         MADE BY OR
EXCHANGE OR       GLOBAL NOTE OR        CONVERTED INTO         FOLLOWING         ON BEHALF OF
CONVERSION        DEFINITIVE NOTE        COMMON SHARES      SUCH TRANSACTION      THE TRUSTEE